REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM


The Board of Directors and Shareholders of
Madison Harbor Balanced Strategies, Inc.


In planning and performing our audit of the consolidated financial statements of Madison Harbor
Balanced Strategies, Inc. and subsidiary (the Fund) as of and for the year ended March 31, 2009, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered its internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America
(U.S. GAAP). A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The Funds predecessor auditor noted the following matter involving internal control over financial reporting and its operations as of March 31, 2008 that they considered to be a material weakness as defined above in their report dated June 16, 2008.



In February 2008, following the departure of their Chief Financial Officer, the Fund contracted with a service provider for oversight of the financial reporting process. The service provider was not staffed with personnel having adequate technical accounting knowledge and financial reporting experience. This control deficiency resulted in material modifications to the disclosures in the consolidated financial statements of the Fund for the year ended March 31, 2008. Management informed the predecessor auditor that in order to improve controls over the financial reporting process, it would seek to hire a Chief Financial Officer with adequate knowledge and experience.

As of January 19, 2009, the Fund hired a Chief
Financial Officer. In our opinion, the material weakness described above no longer exists as at March 31, 2009.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, which we considered to be a material weakness as defined above as of March 31, 2009.

This report in intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





New York, New York
June 11, 2009